     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998



                                                      REGISTRATION NO. 333-49079

================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 PRE-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          WATSON PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NEVADA                                            95-3872914
          (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER IDENTIFICATION NO.)
          INCORPORATION OR ORGANIZATION)

                               311 BONNIE CIRCLE
                            CORONA, CALIFORNIA 91720
                                 (909) 270-1400
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               ALLEN CHAO, PH.D.
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                               311 BONNIE CIRCLE
                            CORONA, CALIFORNIA 91720
                                 (909) 270-1400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        WITH COPIES OF COMMUNICATION TO:

                 MICHEL J. FELDMAN                                  NICHOLAS P. SAGGESE
                    ARTHUR DON                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                 D'ANCONA & PFLAUM                            300 S. GRAND AVENUE, SUITE 3400
             30 N. LASALLE, SUITE 2900                         LOS ANGELES, CALIFORNIA 90071
              CHICAGO, ILLINOIS 60602                                 (213) 687-5000
                  (312) 580-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement is declared effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement relates to securities which may be offered from time to time by the Company. This Registration Statement contains a form of basic prospectus (the "Prospectus") which will be used in connection with an offering of securities by the Company. The specific terms of the securities to be offered will be set forth in a Prospectus Supplement relating to such securities.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 30, 1998

PROSPECTUS

                          WATSON PHARMACEUTICALS, INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                            ------------------------

     Watson Pharmaceuticals, Inc. ("Watson" or the "Company") may offer and sell from time to time, in one or more series, its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"). The Company may also offer and sell from time to time shares of its Common Stock, par value $0.0033 per share (the "Common Stock"), and shares of its Preferred Stock, no par value per share (the "Preferred Stock"). The aggregate initial offering prices of the Debt Securities, the Common Stock and the Preferred Stock offered by the Company hereby (the "Securities") will not exceed $300,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined by market conditions at the time of sale and set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     If the offering and sale of Securities in respect of which this Prospectus is being delivered includes a series of Debt Securities, then the terms of such series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, ranking as senior or subordinated Debt Securities, maturity, interest rate or rates (or method of determining the same) and time or times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events, conversion into Common Stock, or payment of additional amounts or any sinking fund provisions, any covenants or events of default that are in addition to or different from those described herein, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series of Debt Securities will be set forth from time to time in a Prospectus Supplement. As used herein, Debt Securities shall include securities denominated in United States Dollars or, at the option of the Company, if so specified in an applicable Prospectus Supplement, in any other currency or currency unit, or in amounts determined by reference to an index.

     The Securities may be sold directly by the Company to investors, through agents designated from time to time or to or through underwriters or dealers. If any agents of the Company or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. See "Plan of Distribution." The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement. See "Use of Proceeds." Debt Securities may be issued in registered form ("Registered Securities") or bearer form ("Bearer Securities") with or without interest coupons attached, or both. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form. Debt Securities in bearer form would be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. The applicable Prospectus Supplement will also contain information where appropriate about certain United States Federal income tax consequences relating to, and any listing on any securities exchange of the Securities covered by, such Prospectus Supplement.

     The Common Stock is traded on the New York Stock Exchange under the symbol "WPI." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     No Securities may be sold without delivery of this Prospectus, or without being accompanied by a Prospectus Supplement, describing the method and terms of the offering of such series of Securities.

                            ------------------------

             The Date of this Prospectus is                , 1998.

     CERTAIN PERSONS PARTICIPATING IN AN OFFERING OF SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THOSE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by an underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or solicitation of an offer to any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made pursuant thereto shall under any circumstances create any implication that the information therein is correct as of the time subsequent to the date thereof.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains an Internet Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. In addition, reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and exhibits thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the SEC under the Exchange Act are incorporated by reference in this Prospectus:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) the Company's Current Report on Form 8-K filed March 16, 1998; and

          (c) the description of the Common Stock contained in Watson's Registration Statement on Form 8-A dated April 3, 1992.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement dated earlier than such document to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to, Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, California 91720, telephone number (909) 270-1400; Attention: Investor Relations.

                                  THE COMPANY

     Watson Pharmaceuticals, Inc., incorporated in 1985, is engaged in the research and development, production, marketing and distribution of off-patent and branded pharmaceutical products. The Company pursues a strategy of generating revenue through its off-patent and branded pharmaceutical businesses and capitalizing on its abilities to support the development and acquisition of off-patent and branded products. The Company is a fully integrated pharmaceutical company which (i) develops, acquires, and markets niche, difficult-to-produce, off-patent pharmaceuticals, (ii) develops and acquires branded products, and (iii) markets such products through pharmaceutical companies, joint ventures and its own marketing efforts. The Company has made significant recent acquisitions of businesses, products and technologies. During 1997, the Company acquired Royce Laboratories, Inc., a developer and manufacturer of off-patent pharmaceutical products and Oclassen Pharmaceuticals, Inc., a developer and marketer of dermatology products. Watson acquired The Rugby Group, Inc., a developer and marketer of off-patent pharmaceutical products, on February 27, 1998. The Company also made several product acquisitions during 1997 including the acquisition of certain oral contraceptive products from G.D. Searle & Co. and the acquisition of a anti-hypertensive product from Rhone-Poulenc Rorer. The Company continues regularly to review potential opportunities to acquire or invest in other technologies, products or product rights and businesses compatible with its existing business. The principal executive offices of Watson are located at 311 Bonnie Circle, Corona, California 91720 and the telephone number is (909) 270-1400. Watson's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "WPI."

                                USE OF PROCEEDS

     Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds from the sale of the Securities offered pursuant to this Prospectus and such Prospectus Supplement will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of Securities by the Company to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

     CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This Prospectus contains forward-looking statements. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protections of the safe harbor with respect to all forward-looking statements. Several important factors, in addition to the specific factors discussed in connection with such forward-looking statements individually, could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements contained herein.

     Such additional factors include, among other things, future economic, competitive and regulatory conditions, demographic trends, financial market conditions, product development, the management of acquisitions and future business decisions of the Company and its competitors, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, the Company wishes to caution each reader of this Prospectus to consider carefully these factors as well as the specific factors discussed with each forward-looking statement in this Prospectus and as disclosed in the Company's filings with the SEC as such factors, in some cases, have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods shown:

                                                               YEAR ENDED DECEMBER 31,
                                                        --------------------------------------
                                                        1997     1996     1995    1994    1993
                                                        -----    -----    ----    ----    ----
Ratio of earnings to fixed charges(1).................  123.6    103.1    64.6    41.0    25.9

---------------
(1) The ratio of earnings to fixed charges is computed by dividing the sum of earnings from continuing operations before provision for income taxes and fixed charges, by total fixed charges. Total fixed charges consist of interest expense and the interest factor of all rentals, assumed to be one-third of consolidated rent expense. The ratio of earnings to fixed charges above reflects the acquisitions in 1997 and 1995 accounted for under the pooling of interests method as further discussed in Notes 1 and 2 of the Notes to the Consolidated Financial Statements in the Watson Pharmaceuticals, Inc. 1997 Form 10-K.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute either senior debt of the Company ("Senior Debt Securities") or subordinated debt of the Company ("Subordinated Debt Securities"). Debt Securities may be issued from time to time under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Debt Indenture" and a "Subordinated Debt Indenture"), in each case between the Company and First Union National Bank ("First Union"), and in the forms that would be filed as exhibits in a subsequently filed amendment or supplement to this Prospectus, subject to such amendments or supplements as may be adopted from time to time. The Senior Debt Indenture and the Subordinated Debt Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." First Union (and any successors thereto as trustees under the respective Indentures) is hereafter referred to as the "Trustee." The following summaries of actual or anticipated provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made. The Indentures are substantially identical, except for certain covenants of the Company and provisions relating to subordination and conversion.

     The Debt Securities may be issued from time to time in one or more series. The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of all series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement will be described therein.

     PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     General. The Debt Securities will be unsecured senior or subordinated obligations of the Company and may be issued from time to time in one or more series. The Indentures generally do not limit the amount of Debt Securities, debentures, notes or other types of indebtedness that may be issued by the Company nor, other than as may be set forth in any Prospectus Supplement, do they restrict transactions between the Company and its affiliates or the payment of dividends or other distributions by the Company to its stockholders. Unless specifically stated otherwise, holders of Debt Securities will be creditors of the Company only and not its Subsidiaries. In addition, other than as may be set forth in any Prospectus Supplement, the Indentures do not and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of either a change of control of the Company or a leveraged transaction by the Company.

     Reference is made to the Prospectus Supplement for the Indentures and the following terms of and information relating to the Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) the title of the Debt Securities; (ii) classification as either Senior Debt Securities or Subordinated Debt

Securities; (iii) whether the Debt Securities that constitute Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) any limit on the aggregate principal amount of the Debt Securities; (v) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Debt Securities are to be issuable initially in temporary global form and whether any of the Debt Securities are to be in permanent global form; (vi) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (vii) the date or dates on which the Debt Securities will mature; (viii) the rate or rates per annum (or the method by which such will be determined) at which the Debt Securities will bear interest, if any, and the date from which any such interest will accrue; (ix) the Interest Payment Dates on which any such interest on the Debt Securities will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for any interest payable on any Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid; (x) any mandatory or optional sinking fund or analogous provisions; (xi) each office or agency where, subject to the terms of the Indentures as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indentures as described below under "Form, Exchange, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (xii) the right, if any, or obligation, if any, of the Company to redeem the Debt Securities at its option and the period or periods, if any, within which and the price or prices at which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (xiii) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (xiv) the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Debt Securities is payable if other than United States Dollars; (xv) any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities; (xvi) information with respect to book-entry procedures, if any; (xvii) any deletions from, modification of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities; (xviii) the right of holders to cause the Company to acquire the Securities, if any; (xviii) with respect to securities issued with original issue discount, the rate of accretion thereof; and (xix) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities.

     Certain Definitions. For purposes of the following discussion, the following definitions are applicable.

     "Consolidated Net Worth" of any Person means the excess of (i) the consolidated assets of such Person and its Subsidiaries after all appropriate deductions in accordance with U.S. GAAP (as defined below) (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less (ii) the consolidated liabilities of such Person and its Subsidiaries, in each case computed and consolidated in accordance with U.S. GAAP.

     "Funded Debt" shall mean any Indebtedness which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Indebtedness.

     "Guarantor" means each Subsidiary of the Company that is required to provide a Guaranty as provided for in the Indentures.

     "Guaranty" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the amount of such other Person's debt, obligation or other liability or the amount of such dividends or other distributions guaranteed.

     "Indebtedness" with respect to any Person is defined to mean, at any time, without duplication, (i) any debt (a) for money borrowed, or (b) evidenced by a bond, note, debenture, or similar instrument for the payment of which such Person is responsible or liable, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances; (ii) any Off-Balance Sheet Liability (as defined in the Indentures), (iii) any debt of others described in the preceding clause (i) which such Person has guaranteed or for which it is otherwise directly liable; (iv) any Attributable Debt; (v) the obligation of such Person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; (vi) to the extent not otherwise included in this definition, net obligations under any Rate Hedging Obligations (as defined in the Indentures); and (vii) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii), (iii), (iv), (v) and (vi) provided, however, that, in computing the Indebtedness of any Person, there shall be excluded any particular Indebtedness of any Person, if (1) upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of Indebtedness if permitted by the instrument creating such Indebtedness) in the necessary amount to pay, redeem or satisfy such Indebtedness as it becomes due and (2) as a result of the foregoing clause (1) such Indebtedness would not have appeared as a liability on a balance sheet of such Person prepared in conformity with U.S. GAAP.

     "Issue Date" means the date any Debt Securities are first issued pursuant to any Debt Indenture.

     "Principal Property" shall mean all real and tangible property owned or leased by the Company or a Subsidiary constituting a part of any manufacturing facility, quality control laboratory, warehouse or office within the United States, except (a) any such facilities, laboratories, warehouses or offices (i) owned or leased jointly or in common with one or more persons other than the Company and its Subsidiaries in which the interest of the Company and its Subsidiaries does not exceed 50%, or (ii) which the Board of Directors determines in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety, or (b) any portion of such facilities, laboratories, warehouses or offices which the Board of Directors determines in good faith not to be of material importance to the use or operation thereof.

     "Security Instrument" shall mean any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or instrument, or amendment or supplement to any thereof, providing for, evidencing, creating, or perfecting any Security Interest or lien.

     "Security Interest" shall mean any interest in any real or personal property or fixture which secures payment or performance of an obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

     "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose equity interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least the majority ownership interest; provided that in the case of (i) and (ii) such Subsidiary shall be required to be consolidated with the Company for financial reporting purposes in compliance with U.S. GAAP.

     "U.S. GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect on the Issue Date.

     Consolidation, Merger, Sale. The Indentures provide that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, unless (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust which shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to the Indentures) on all the Debt Securities and the performance or observance of every other covenant of the Indentures on the part of the Company to be performed or observed; and (2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company as an entirety or substantially as an entirety, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indentures and the Debt Securities and coupons and may liquidate and dissolve.

     Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security, including any zero-coupon security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof (excluding interest at Stated Maturity) and which provides that upon redemption or acceleration of the maturity thereof an amount less than the amount payable upon the Stated Maturity thereof (excluding interest at Stated Maturity) and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States Federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Debt Securities which are issued in bearer form will be set forth in a Prospectus Supplement relating thereto.

     Event of Default. Unless otherwise specified in the applicable Prospectus Supplement, an Event of Default is defined under the Indentures with respect to the Debt Securities of any series issued under the Indentures as being one or more of the following events:

          (a) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series as and when the same becomes due and payable whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise; or

          (c) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of that series; or

          (d) default in the performance, or breach, of any other covenant or warranty of the Company in the Indentures (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), and continuance of such default or breach for a period of 60 days for Senior Debt Securities and 90 days for Subordinated Debt Securities, after there has been given, by registered or certified mail, to the Company by the Trustee or to the

     Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

          (e) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (g) any other Event of Default provided with respect to Debt Securities of that series.

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the aggregate principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the aggregate principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such aggregate principal amount (or specified amount) shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Debt Securities of that series, (B) the principal of (and premium, if any, on) any Debt Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Debt Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2) all Events of Default with respect to Debt Securities of that series, other than the non-payment of the principal of Debt Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indentures. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     If the Trustee or any Holder of a Debt Security or coupon has instituted any proceeding to enforce any right or remedy under the Indentures and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Debt Securities and coupons shall be restored severally and respectively to their former positions under the Indentures and the Debt Securities and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     The Indentures provide that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under such Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity.

     No Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series; (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have been made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indentures; (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series.

     Notwithstanding any other provisions in the Senior Debt Indenture, the right of any Holder of any Senior Debt Security or coupon to receive payment of the principal of and any premium and any interest on such Senior Debt Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Senior Debt Security or coupon, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

     Notwithstanding any other provisions in the Subordinated Debt Indenture, but subject to the subordination provision of the Subordinated Debt Indenture, the right of any Holder of any Subordinated Debt Security or coupon to receive payment of the principal of and any premium and any interest on such Subordinated Debt Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Subordinated Debt Security or coupon and, if applicable, to convert such Subordinated Debt Security as provided in the conversion provisions of the Subordinated Debt Indenture and, to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series, provided that (1) such direction shall not be in conflict with any rule of law or with the Indentures; (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (3) the Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Trustee in personal liability.

     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default under the Indentures with respect to the Debt Securities of such series and its consequences, except a default in the payment of the principal of or any premium or interest on any Debt Security of such series or in respect of a covenant or provision of the Indentures which, pursuant to the Indentures, cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indentures; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     If a default occurs under the Indentures with respect to Debt Securities of any series, the Trustee shall give the Holders of Debt Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default or breach of certain covenants or warranties with respect to Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof (the term "default" for purposes of these provisions being defined as any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debt Securities of such series).

     In any case in which Debt Securities are Outstanding that are denominated in more than one currency and the Trustee is directed to make ratable payments under the Indentures to Holders of such Debt Securities, unless otherwise provided with respect to any series of Debt Securities, the Trustee shall calculate the amount of such payments as follows: (i) as of the day the Trustee collects an amount under the Indentures, the Trustee shall, as to each Holder of a Debt Security to whom an amount is due and payable under the Indentures that is denominated in a foreign currency, determine that amount in United States dollars that would be obtained for the amount owing such Holder, using the rate of exchange at which in accordance with normal banking procedures the Trustee could purchase in the City of New York, dollars with such amount owing; (ii) calculate the sum of all dollar amounts determined under (i) and add thereto any amounts due and payable in dollars; and (iii) using the individual amounts determined in (i) or any individual amounts due and payable in dollars, as the case may be, as a numerator, and the sum calculated in (ii) as a denominator, calculate as to each Holder of a Debt Security to whom an amount is owed under the Indentures the fraction of the amount collected under the Indentures payable to such Holder. Any expenses incurred by the Trustee in actually converting amounts owing Holders of Debt Securities denominated in a currency other than that in which any amount is collected under the Indentures shall be likewise (in accordance with the foregoing) borne ratably by all Holders of Debt Securities to whom amounts are payable under the Indentures.

     To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against the Company in any court it is necessary to convert the sum due in respect of the principal of, or premium, if any, or interest on, the Debt Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the Business Day in the City of New York next preceding that on which final judgment is given. Neither the Company nor the Trustee shall be liable for any shortfall nor shall either of them benefit from any windfall in payments to Holders of Debt Securities under this provision of the Indentures caused by a change in exchange rates between the time the amount of a judgment against the Company is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under the foregoing provisions of the Indentures to Holders of Debt Securities, but payment of such judgment shall discharge all amounts owed by the Company on the claim or claims underlying such judgment.

     The Company is required to furnish to the Trustee annually a statement as to the compliance by the Company with all conditions and covenants under the Indentures.

     Form, Exchange, Registration and Transfer. Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. The Indentures also provide that Debt Securities of a series may be issuable in temporary or permanent global form.

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular

Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date for payment of interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities.

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indentures. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Unless otherwise indicated in any Prospectus Supplement, the Company will serve as Security Registrar. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each place of payment for such series and, if Debt Securities of a series are also issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a place of payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered holder of any Registered Security as the owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the date of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series in like principal amount and like tenor which is immediately surrendered for redemption.

     Replacement of Securities and Coupons. Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Debt Security and coupons or evidence of destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued.

     Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the

Company may designate from time to time, in the manner indicated in such Prospectus Supplement. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in United States dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in United States Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest.

     Unless otherwise indicated in an applicable Prospectus Supplement, the Company, at its principal executive offices in Corona, California, will act as its own Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each place of payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a place of payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

     All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof.

     Global Debt Securities. Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole by the depository for such global Debt Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities in the form of one or more Global Debt Securities will be described in the Prospectus Supplement relating to such series.

     Satisfaction and Discharge of Indenture. Each Indenture provides that the Company may discharge the Indenture (except as to any surviving rights of registration of transfer or exchange of Debt Securities and any right to receive additional amounts) with respect to all Debt Securities issued under the Indenture, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Trustee as trust funds an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, on all outstanding Debt Securities when due.

     Defeasance and Discharge. Each Indenture provides that, if the Company so elects by Board Resolution with respect to the Debt Securities of any series issued under such Indenture (other than convertible Subordinated Debt Securities), the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except those as to conversion and except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in a trust account in which the Trustee for the ratable benefit of the Holders would have a perfected security interest, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Indenture and the Debt Securities of such series. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of such Indenture there has been a change in applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. In the event of any such defeasance and discharge of Debt Securities of such series, Holders of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Stated Maturity.

     Covenant Defeasance. Each Indenture also provides that, if the Company so elects by Board Resolution with respect to the Debt Securities of any series issued thereunder, the Company may omit to comply with certain restrictive covenants, including (in the case of the Senior Debt Indenture) the covenants described under "-- Provisions Applicable Solely to Senior Debt
Securities -- Limitation on Liens" and "-- Limitations on Sale and Leaseback Transactions," but excluding (in the case of the Subordinated Debt Indenture) any applicable obligation of the Company respecting the conversion of Debt Securities of such series into Common Stock, and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Indenture and the Debt Securities of such series. The obligations of the Company under such Indenture and the Debt Securities of such series other than with respect to such covenants shall remain in full force and effect. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred.

     Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the applicable Indenture.

     Federal Income Tax Consequences. Under current United States Federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Debt Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Debt Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income the holder's share of the income, gain or loss of the defeasance trust. Under current United States Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities.

     Meetings, Modification and Waiver. Modifications and amendments of either Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Security of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) change the terms, including the definitions used with respect thereto, of any mandatory redemption or any redemptions at the option of the Company, (c) reduce the principal amount of, or premium or interest on, any Debt Security, (d) reduce the amount of principal of an Original Issue Discount Security payable on the Maturity thereof, upon acceleration or otherwise, (e) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or any conversion right with respect thereto, (g) reduce the percentage in the aggregate principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, (h) reduce the requirements contained in such Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Indenture, (j) adversely affect the right to convert Subordinated Debt Securities, if applicable, or (k) modify any of the above provisions.

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness (as defined below under "-- Provisions Applicable Solely to Subordinated Debt Securities") then outstanding that would be adversely affected thereby.

     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture under which such series has been issued. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of that series, waive any past default under the applicable Indenture with respect to any Debt Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Debt Security of such series or (b) in respect of a covenant or provision of such Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

     Each Indenture provides that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of the Holders for quorum purposes, (i) the aggregate principal amount of an Original Issue Discount Security that is deemed to be Outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the aggregate principal amount of a Debt Security denominated in a foreign currency or currency units will be the United States Dollar equivalent, determined on the date of original issuance of such Debt Security, of the aggregate principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the United States Dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above.

     Each Indenture contains provisions for convening meetings of the Holders of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. Except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of any series duly held in accordance with the applicable Indenture will be binding on all Holders of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Debt Securities of a series.

     Notices. Except as otherwise provided in an applicable Prospectus Supplement, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in the city of New York and in such other city or cities as may be specified in such Bearer Securities. Notices to Holders of Registered Securities will be given by first-class mail to the addresses of such Holders as they appear in the Security Register.

     Governing Law. The Indentures, the Debt Securities, and coupons, if any, will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     Regarding the Trustee. The Trustee appointed and serving as trustee pursuant to each of the Senior Debt Indenture and the Subordinated Debt Indenture is First Union.

     Each Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in the Indentures), it must eliminate such conflict or resign.

     The holders of a majority in aggregate principal amount of all outstanding Debt Securities of a series (or if more than one series is affected thereby, all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for such series or all such series so affected.

     In case an Event of Default shall occur (and shall not be cured) under any Indenture relating to a series of Debt Securities and is known to the Trustee for such series, such Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders of Debt Securities unless they shall have offered to such Trustee security and indemnity satisfactory to it.

     Pursuant to the Trust Indenture Act, a trustee under an indenture may be deemed to have a conflicting interest, and may, under certain circumstances set forth in the Trust Indenture Act, be required to resign as trustee under such indenture, if the securities under such indenture are in default (as such term is defined in such indenture) and the trustee is the trustee under another indenture under which any other securities of the same obligor are outstanding, subject to certain exceptions set forth in the Trust Indenture Act. In such event, the obligor must take prompt steps to have a successor trustee appointed in the manner provided in the indenture from which the trustee has resigned. Accordingly, a trustee under the Senior Debt Indenture and the Subordinated Debt Indenture could be required to resign as trustee under one of such Indentures should a default occur under one of such Indentures. In such event, the Company would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner provided in the applicable Indenture.

     A trustee under the Senior Debt Indenture and the Subordinated Debt Indenture, may be a depositary for funds of, may make loans to and may perform other routine banking services for, the Company and certain of its affiliates in the normal course of business.

             PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

     General. Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal and any premium and interest with each other series issued thereunder and will rank senior in right of payment to all series of Subordinated Debt Securities issued and outstanding and that may be issued from time to time.

     Definition of "Attributable Debt." "Attributable Debt" shall mean, as of any particular time, the present value, discounted at a rate per annum equal to the weighted average interest rate of all Senior Debt Securities outstanding at the time under the Senior Debt Indenture compounded semi-annually, in either case, of the obligation of a lessee for rental payments during the remaining term of any lease on any portion of Principal Property (including any period for which such lease has been extended or may, at the option of the lessor, be extended); the net amount of rent required to be paid for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; and, in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty.

     Restrictions On Subsidiary Indebtedness. Unless the applicable Prospectus Supplement provides otherwise, the Senior Debt Indenture will provide that so long as any of the Senior Debt Securities are outstanding, the Company will not permit any of its Subsidiaries to issue, assume, incur or guarantee any Indebtedness, except that this restriction shall not apply to:

          (a) Indebtedness existing as of the date of the Indenture;

          (b) Indebtedness of any Person existing at the time it becomes a Subsidiary (including through merger or consolidation) and not incurred as a result of, or in connection with or in anticipation of, such Person becoming a Subsidiary, provided that such Indebtedness (including Guarantees with respect thereto) is non-recourse to any Person other than such Person and any Person who is not a Subsidiary of the Company;

          (c) Indebtedness of any Subsidiary to the Company or any Guarantor of the Senior Debt Indenture and unsecured intercompany Indebtedness of a Subsidiary that is not a Guarantor for loans or advances made to another Subsidiary provided that in any case, upon either (i) the transfer or other disposition by the Company or a Subsidiary of any Indebtedness so permitted to a Person other than the Company or another Subsidiary or (ii) the issuance, sale, transfer or other disposition (other than a pledge of the shares of such Subsidiary) of shares of capital stock (including acquisition through merger or consolidation) of such Subsidiary to a Person other than the Company or another Subsidiary which, after giving effect thereto, results in such Subsidiary ceasing to be a Subsidiary of the Company, the provisions of this clause (c) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been issued, assumed incurred or guaranteed at the time of such transfer or other disposition;

          (d) The endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (e) The extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any Indebtedness referred to in the foregoing clauses (a) and (b), and this clause (e), provided, however, that: (i) the Indebtedness so issued has (A) an aggregate principal amount or accreted value, as applicable, not in excess of the aggregate principal amount or accreted value, as applicable, of the Indebtedness being extended, renewed, refinanced or replaced (which amount shall be deemed to include the amount of any undrawn or available amounts under any committed credit or lease facility to be so extended, renewed, refinanced or replaced), (B) a final maturity date or redemption date, as applicable, later than the final stated maturity or final redemption date, if any, of the Indebtedness being extended, renewed, refinanced or replaced and (C) an average life at the time of issuance of such Indebtedness that is greater than the average life of the Indebtedness being extended, renewed refinanced or replaced; (ii) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action (except that third parties that are not Affiliates of the Company or any Guarantor may be such obligors); and (iii) immediately prior to and immediately after giving effect to any such extension, renewal or replacement, no Event of Default shall have occurred and be continuing;

          (f) Attributable Debt issued, incurred or assumed in compliance with, or otherwise permitted by the "Limitation on Sale and Leaseback Transactions" covenant; and

          (g) Guarantees by any Subsidiary of any Indebtedness provided the Company is in compliance with the "Subsidiary Guarantees" and "Additional Guarantors" covenants.

     Notwithstanding the foregoing provisions of this covenant, any Subsidiary may issue, assume, incur or guarantee Indebtedness in an aggregate amount outstanding at any time, that together with the aggregate of, without duplication, (1) all other Indebtedness of Subsidiaries outstanding immediately prior to such issuance, assumption, incurrence or guarantee (but not including Indebtedness issued, assumed, incurred or guaranteed under clauses (a) through
(f) above), (2) all Attributable Debt of the Company and its Subsidiaries, not issued, incurred, assumed in compliance with, or otherwise permitted without limitation under, the "Limitations on Sale and Leaseback Transactions" covenant and (3) all Indebtedness secured by a Security Interest not incurred in compliance with or otherwise permitted under the "Limitation on Liens" covenant, does not exceed 15% of the Consolidated Net Worth of the Company.

     Subsidiary Guarantees. Unless otherwise set forth in the applicable Prospectus Supplement, upon the granting of any Guarantee of Indebtedness of the Company by any Subsidiary of the Company (whether or not a Default or Event of Default has occurred and is continuing), shall cause such Subsidiary unconditionally and fully to guarantee on a senior or pari passu basis (on a senior basis, if such Indebtedness is subordinated in right of payment to the Senior Debt Securities) all of the Company's obligations under the Senior Debt Securities and the Senior Debt Indenture on the terms set forth in the Senior Debt Indenture and execute and deliver such further documents as necessary to effect said guarantees of the Senior Debt Securities. Upon (i) the full and unconditional release by all the obligees under such Indebtedness of a Guarantor of all obligations with respect thereto (whether or not a Default or an Event of Default has occurred and is continuing) or (ii) the sale or disposition in its entirety (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or substantially all of its assets) to a Person other than the Company or a Guarantor, which is otherwise in compliance with the Senior Debt Indenture, such Guarantor (in the event or such a release of such Guarantor or a sale or disposition of such Guarantor) or the Person acquiring such assets (in the event of sale or disposition of all or substantially all the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from all its obligations under its guarantee of the Senior Debt Securities.

     Notwithstanding the above paragraph, if and for so long as the Senior Debt Securities are (without any requirement that any Subsidiary subsequently be a Guarantor of any Senior Debt Securities) assigned a rating of Baa2 (or the equivalent) or higher by Moody's Investors Service, Inc., or its successors ("Moody's") and a rating of BBB (or the equivalent) or higher by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successors ("S&P"), such Guarantors shall be deemed automatically and unconditionally released and discharged from all their obligations under their Guarantees of the Senior Debt Securities.

     The obligations of each Guarantor under its guarantee of the Senior Debt Securities are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections or rights with respect thereto from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee of the Senior Debt Securities or pursuant to its contribution obligations under the Senior Debt Indenture, result in the obligations of such Guarantor under such guarantee of the Senior Debt Securities not constituting a fraudulent conveyance or fraudulent transfer under applicable Federal or state law. Each Guarantor that makes a payment or distribution under the guarantee of the Senior Debt Securities shall be entitled to a contribution from each other Guarantor in pro rata amount based on the Consolidated Net Worth of each Guarantor such that, immediately after all such contributions, such payment will be borne by each such Guarantor in an amount equal to such payment multiplied by a fraction, the numerator of which is such Guarantor's Consolidated Net Worth and the denominator of which is the aggregate Consolidated Net Worth of all Guarantors.

     Additional Guarantors. The Senior Debt Indenture will provide that, with respect to the Senior Debt Securities, if at a time when there are guarantees by any Subsidiary of any Indebtedness of the Company outstanding, the Company or any of the Guarantors Invests (as defined in the Indentures) or transfers or causes to be transferred, in one transaction or a series of related transactions, any assets or property (whether real or personal, tangible or intangible) to any Subsidiary of the Company that is not a Guarantor, or if at a time when there are guarantees by any Subsidiary of any Indebtedness of the Company outstanding the Company or any of the Guarantors shall organize, acquire or otherwise Invest in another Person that becomes a Subsidiary of the Company or such Subsidiary becomes a Guarantor of any Indebtedness of the Company, then the Company shall cause such transferee or acquiree or other Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Company's obligations under the Senior Debt Securities and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture (as it relates to all series of Notes issued thereunder).

     Limitation on Liens. Unless provided otherwise in the applicable Prospectus Supplement, the provisions of this covenant shall apply to each series of Senior Debt Securities issued under the Senior Debt Indenture:

          (a) The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Indebtedness secured by a Security Interest upon any Principal Property of the Company or of a Subsidiary, or on any share of stock or debt of any Subsidiary, whether owned as of the date of this Indenture or hereafter acquired, without making effective provision (and the Company hereby covenants that in any such case it shall make or cause to be made effective provision) whereby the Senior Debt Securities of that series then outstanding and any other Indebtedness of the Company or any Subsidiary then entitled by its terms thereto shall be secured by such Security Interest equally and ratably with (or, in the case of the Senior Debt Securities of that series and if the Company shall so determine, and in any case where the other secured Indebtedness is subordinated in right of payment to the Senior Debt Securities, prior to) any and all other Indebtedness of the Company or any Subsidiary thereby secured for so long as any such other Indebtedness of the Company or any Subsidiary shall be so secured; provided, that nothing in the Senior Debt Indenture shall prevent, restrict or apply to Indebtedness secured by:

             (1)(A) Any Security Interest upon property or assets which is created prior to or contemporaneously with, or within 360 days after,
        (i) in the case of the acquisition of such property or assets, the completion of such acquisition and (ii) in the case of the construction, development or improvement of such property or assets, the later to occur of the completion of such construction, development or improvement or the commencement of operation or use of the property or assets, which Security Interest secures or provides for the payment, financing or refinancing, directly or indirectly, of all or any part of the acquisition cost of such property or assets or the cost of construction, development or improvement thereof; or (B) any Security Interest upon property or assets existing at the time of the acquisition thereof (but not any Security Interest established in anticipation of the acquisition thereof), which Security Interest secures obligations assumed by the Company or any Subsidiary; or (C) any conditional sales agreement or other title retention agreement with respect to any property or assets acquired by the Company or any Subsidiary; or (D) any Security Interest existing on the property or assets or shares of stock of a corporation or firm at the time such corporation or firm is merged into or consolidated with the Company or any Subsidiary or at the time of a sale, lease or other disposition of the property or assets of such corporation or firm as an entirety or substantially as an entirety to the Company or any Subsidiary or at the time such corporation becomes a Subsidiary (but not any Security Interest established in anticipation of the acquisition thereof); or (E) any Security Interest existing on the property, assets or shares of stock of any successor which shall have become the Company in accordance with the provisions of the covenant described in "Consolidation, Merger, Sale"; provided, in each case, that any such Security Interest described in the foregoing clauses (B), (C),
        (D) or (E) does not attach to or affect property or assets owned by the Company or any Subsidiary prior to the event referred to in such clauses; or

             (2) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith; or

             (3) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license; or

             (4) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith; or

             (5) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

             (6) Landlords' liens on fixtures located on premises leased by the Company or any Subsidiary in the ordinary course of business; or

             (7) Any Security Interest in favor of any governmental authority in connection with the financing of the cost of construction or acquisition of property; or

             (8) Any Security Interest arising by reason of deposits to qualify the Company or any Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws; or

             (9) Any Security Interest that secures any Indebtedness of a Subsidiary owing to the Company or another Subsidiary or by the Company to a Subsidiary; or

             (10) Any Security Interest incurred in connection with industrial revenue or similar financing; or

             (11) Any Security Interest created by any program providing for the financing, sale or other disposition of trade or other receivables qualified as current assets in accordance with U.S. GAAP entered into by the Company or by any Subsidiary, provided that such program is on terms comparable for similar transactions, or any document executed by the Company or any Subsidiary in connection therewith, and provided that such Security Interest is limited to the trade or other receivables in respect of which such program is created or exists and the proceeds thereof; or

             (12) Any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Indebtedness secured by any Security Interest referred to in the foregoing clauses (1) through (11), inclusive, provided the Security Interest securing such Indebtedness shall be limited to the property or assets which, immediately prior to such extension, renewal or refunding, secured such Indebtedness and additions to such property or assets and shall be on no more onerous terms than such prior Security Interest.

     Notwithstanding the foregoing provisions of this covenant, the Company or any of its Subsidiaries may create, incur, assume or suffer to exist any Indebtedness secured by a Security Interest without so securing the Senior Debt Securities of that series if, at the time such Security Interest becomes a Security Interest upon any Principal Property of the Company, or on any shares of stock or debt of any Subsidiary, or such Subsidiary and after giving effect thereto, the outstanding aggregate principal amount of all Indebtedness of the Company and its Subsidiaries secured by Security Interests incurred other than as a result of reliance on clauses (1) through (12) above (excluding Indebtedness secured by a Security Interest existing as of the date of the Senior Debt Indenture, but including the Attributable Debt in respect of Sale and Leaseback Transactions, other than (i) Sale and Leaseback Transactions which, if the Attributable Debt in respect thereof had been Indebtedness secured by a Security Interest, would have been permitted by clause (a)(1)(A) above,
(ii) Sale and Leaseback Transactions the proceeds of which have been applied or committed to be applied in accordance with the covenant described in "Limitations on Sale and Leaseback Transactions" and (iii) Sale and Leaseback Transactions between the Company and any Subsidiary) together with all Subsidiary Indebtedness not otherwise permitted under "Restrictions on Subsidiary Indebtedness," does not exceed 15% of the Consolidated Net Worth of the Company. If, upon any consolidation or merger of any Subsidiary with or into any other corporation, or upon any consolidation or merger of any other corporation with or into the Company or any Subsidiary or upon any sale or conveyance of the Principal Property of any Subsidiary as an entirety or substantially as an entirety to any other Person, or upon any acquisition by the Company or any Subsidiary by purchase or otherwise of all or any part of the Principal Property of any other Person, any Principal Property theretofore owned by the Company or such Subsidiary would thereupon become subject to any Security Interest not permitted by the terms of the foregoing covenant, the Company, prior to such consolidation, merger, sale or conveyance, or acquisition, will, or will cause such Subsidiary to, secure payment of the principal of and interest, if any, on the Senior Debt Securities of that series (equally and ratably with, or if the Company shall determine (or in any case where the other Security Interest is on Subordinated Indebtedness), prior to any other Indebtedness of the Company or such Subsidiary then entitled thereto) by a direct lien on all such Principal Property prior to all liens, other than all liens for taxes, and other than any liens theretofore existing thereon by a supplemental indenture or otherwise.

     Limitations on Sale and Leaseback Transactions. Unless provided otherwise in the applicable Prospectus Supplement, the provisions of this covenant shall apply to each series of Senior Debt Securities issued under the Senior Debt Indenture.

     The Company will not, and will not permit any Subsidiary to, enter into any arrangement with any Person (other than with any Subsidiary) providing for the leasing to the Company or any Subsidiary of any Principal Property owned or hereafter acquired by the Company or such Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person (a "Sale and Leaseback Transaction") unless (a) the

Company or such Subsidiary would be entitled, pursuant to the covenant described in "-- Provisions Applicable Solely to Senior Debt Securities -- Limitation on Liens," to incur Indebtedness secured by a Security Interest on the property to be leased without equally and ratably securing the Senior Debt Securities of that series, or (b) the Company shall, and in any such case the Company covenants that it will, within 180 days after the effective date of any such arrangement, apply an amount equal to the fair value (as determined by the Board of Directors) of such property to the redemption of Senior Debt Securities that, by their terms, are subject to redemption, or to the purchase and retirement of Senior Debt Securities, or to the payment or other retirement of Funded Debt for money borrowed, incurred or assumed by the Company which is pari passu with the Senior Debt Securities of that series or of Funded Debt for money borrowed, incurred or assumed by any Subsidiary (other than, in either case, intercompany Indebtedness), or (c) the Company shall within 180 days after entering into the Sale and Leaseback Transaction, enter into a bona fide commitment or commitments to expend for the acquisition or capital improvement of a Principal Property an amount at least equal to the fair value (as determined by the Board of Directors) of such property.

     Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, effect any Sale and Leaseback Transaction that is not permitted pursuant to clauses (a) through (c), inclusive, of the foregoing paragraph, provided that the Attributable Debt associated with such Sale and Leaseback Transaction, together with the aggregate principal amount of outstanding debt secured by Security Interests upon Principal Property not permitted pursuant to clauses (1) through (12) of the covenant described in "-- Provisions Applicable Solely to Senior Debt Securities -- Limitation on Liens," and all Subsidiary Indebtedness not otherwise permitted under "Restrictions on Subsidiary Indebtedness," inclusive, do not together, and without duplication, exceed 15% of the Consolidated Net Worth of the Company.

          PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     Subordination. The foregoing provision will apply to Subordinated Debt Securities to the extent not otherwise provided in the applicable Prospectus Supplement. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company should default on any Senior Indebtedness, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor, unless and until such default has been cured or waived or ceases to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal or premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Debt Securities.

     "Senior Indebtedness" is defined in the Subordinated Debt Indenture as Indebtedness (as described above under "Provisions Applicable to Both Senior and Subordinated Debt Securities") of the Company outstanding at any time except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Subordinated Debt Securities, (b) the Subordinated Debt Securities, (c) any Indebtedness of the Company to a Subsidiary of the Company,
(d) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under Federal or state bankruptcy or insolvency laws, (e) obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any Subsidiary of the Company, and (f) trade accounts payable.

     If (i) without the consent of the Company a court having jurisdiction shall enter (A) an order for relief with respect to the Company under the United States Federal bankruptcy laws, (B) a judgment, order or decree adjudging the Company a bankrupt or insolvent, or (C) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States Federal bankruptcy laws or state insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States Federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under the United States Federal bankruptcy laws or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the United States Federal bankruptcy laws, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made to any Holder of Subordinated Debt Securities on account thereof. In such event, any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Debt Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any holder to endorse or assign any such payment, distribution or security, each Holder of Senior Indebtedness is irrevocably authorized to endorse or assign the same. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Debt Securities, together with the holders of any other obligations of the Company ranking on a parity with the Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Company the amounts at that time due and owing on account of unpaid principal of and any premium and interest on the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Debt Securities and such other obligations.

     The Subordinated Debt Indenture will provide that Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities of each series shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to such Senior Indebtedness until the indebtedness evidenced by the Subordinated Debt Securities of such series shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of such Senior Indebtedness, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Company on account of such Senior Indebtedness, and not on account of the Subordinated Debt Securities of such series.

     The Prospectus Supplement respecting any series of Subordinated Debt Securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

     By reason of such subordination, in the event of a liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding involving the Company or an assignment for the benefit of creditors of the Company or any of its Subsidiaries or a marshalling of assets or liabilities of the Company and its Subsidiaries, holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the Subordinated Debt Securities. Such subordination will not prevent the occurrence of any Default or Event of Default or limit the rights of the Trustee or any Holder, subject to the other provisions of the Subordinated Debt Indenture, to pursue any other rights or remedies with respect to the Subordinated Debt Securities.

     Conversion. The Subordinated Debt Indenture may provide for a right of conversion of Subordinated Debt Securities into Common Stock (or cash in lieu thereof).

     The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the applicable Prospectus Supplement for such Debt Securities.

     The holder of any convertible Subordinated Debt Securities will have the right exercisable prior to maturity, unless previously redeemed or otherwise purchased by the Company, to convert such Subordinated Debt Securities into shares of Common Stock at the conversion price or conversion rate set forth in the applicable Prospectus Supplement, subject to adjustment.

     The holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in aggregate principal amount or any integral multiple thereof.

     In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include the issuance of shares of Common Stock of the Company as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as determined pursuant to the Subordinated Debt Indenture); and the distribution to substantially all holders of Common Stock of evidences of indebtedness, equity securities (including equity interests in the Company's Subsidiaries) other than Common Stock, or other assets (excluding cash dividends paid from surplus) or rights or warrants to subscribe for securities (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate.

     The Company has been advised by its counsel, D'Ancona & Pflaum, that certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Debt Securities or holders of Common Stock which would be taxable pursuant to Treasury Regulations issued under Section 305 of the Internal Revenue Code of 1986, as amended. The amount of any such taxable constructive distribution would be the fair market value of the Common Stock which is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

     Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then Current Market Price for the Common Stock.

     Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Debt Securities surrendered for conversion between an Interest Payment Date and on or prior to the record date pertaining to the subsequent Interest Payment Date will not be considered Outstanding and no interest will be paid on the related Interest Payment Date. Convertible Subordinated Debt Securities (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) surrendered for conversion during the period between the close of business on any record date for an Interest Payment Date for such convertible Subordinated Debt Security and the opening of business on the related Interest Payment Date shall be considered Outstanding for purposes of payment of interest, and, therefore, must be accompanied by payment of an amount equal to the interest payable thereon on such Interest Payment Date.

     In the case of any consolidation or merger of the Company (with certain exceptions) or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety or substantially as an entirety, to any Person, each holder of convertible Subordinated Debt Securities, after the consolidation, merger, conveyance, transfer or lease, will have the right to convert such convertible Subordinated Debt Securities only into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon or in connection with such consolidation, merger, conveyance, transfer or lease, if the holder had held the Common Stock issuable upon conversion of such convertible Subordinated Debt Securities immediately prior to such consolidation, merger, conveyance, transfer or lease.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Watson is authorized to issue up to 500,000,000 shares of Common Stock, $.0033 par value per share, 89,026,973 shares of which were issued and outstanding at March 16, 1998, and 2,500,000 shares of Preferred Stock no par value per share, none of which were outstanding as of March 16, 1998. The Company has no restriction upon its ability to engage in fully leveraged transactions.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote. Such holders may not cumulate votes in the election of directors. The holders of Common Stock are entitled to receive such dividends as may lawfully be declared by the Board of Directors out of funds legally available therefor and to share pro rata in any other distribution to the holders of Common Stock. The holders of Common Stock are entitled to share ratably in Watson's assets remaining after payment of liabilities in the event of any liquidation, dissolution or winding up of the affairs of Watson and after payment of any liquidation preferences on preferred stock. The holders of Common Stock have no preemptive rights. There are no conversion rights, redemption or sinking fund provisions or fixed dividend rights with respect to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

     The Company's Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the Watson stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of the Company's Common Stock.

ADDITIONAL SECURITIES

     The Company has adopted several stock option plans that authorize the granting of options to purchase the Company's common stock subject to certain conditions. Under these plans, the Company has reserved 5,044,000 shares for issuance at March 16, 1998. The options are granted at the fair market value of the shares underlying the option at the date of the grant, generally become exercisable over a five-year period and expire in ten years. In conjunction with the mergers with Circa, Oclassen, and Royce, the Company assumed certain stock option and warrant plans. The options and warrants in these plans were adjusted by the individual exchange ratios specified in each merger agreement. No additional options or warrants will be granted under any of the assumed plans.

AUTHORIZED BUT UNISSUED SHARES

     Authorized but unissued shares of Common Stock or Preferred Stock can be reserved for issuance by the Board of Directors from time to time without further stockholder action for proper corporate purposes, including stock dividends or stock splits, raising equity capital and structuring future corporate transactions, including acquisitions.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

NEVADA ANTI-TAKEOVER LAW

     Watson is a Nevada corporation, and therefore the Company is subject to the provisions of Nevada's anti-takeover laws. The Nevada Combination with Interested Stockholders Statute prevents "interested stockholders" and an applicable Nevada corporation from entering into a "combination" unless certain conditions are met. A combination means any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (c) representing 10% or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate thereof, who at any time within the three prior years was a beneficial owner of 10% or more of the voting power of the corporation. A corporation may not engage in a "combination" within three years unless the combination was approved by the board of directors prior to the date upon which the acquiror became an interested shareholder. A corporation may not engage in a combination after three years unless the combination or purchase is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of, (a) for common stock, (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he or she became an interested stockholder, whichever is higher, or (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, and (b) for preferred stock, in addition to (i) and (ii) discussed above, or if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting certain shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's stockholders. The Control Share Acquisition Statutes specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority and a majority or more of the voting power of the corporation in the election of directors. Once an acquiror crosses one of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become Control Shares and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Share Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The Board of Directors is to notify the stockholders within twenty days after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights. The Control Share Acquisition Statute currently may not apply to Watson because Watson does not believe it has 100 or more stockholders who are residents of the State of Nevada.

     Such provisions may make an unsolicited acquisition of control of Watson more difficult or expensive. In addition, provisions of the Company's Articles of Incorporation permitting the issuance of Preferred Stock by the Board of Directors and the existence of a staggered Board of Directors may also make an unsolicited acquisition of control more difficult or expensive.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company, or purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company or the purchasers of Securities, as the case may be, and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described as required, in the applicable Prospectus Supplement.

     Debt Securities and/or Preferred Stock, when first issued, will have no established trading market. Any underwriters or agents to or through whom Debt Securities and/or Preferred Stock are sold by the Company for public offering and sale may make a market in such Debt Securities and/or Preferred Stock, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.

     No assurance can be given as to the liquidity of the trading market for any Debt Securities and/or Preferred Stock.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against or contribution toward certain liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENT

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities and/or Preferred Stock from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the approval of the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities and/or Preferred Stock shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject. The underwriters and such agents will not have any responsibility in respect of the validity or performance of such contracts.

VALIDITY OF SECURITIES

     The validity of the Securities, as well as certain tax matters in connection therewith, will be passed upon for the Company by D'Ancona & Pflaum, Chicago, Illinois and certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP As of the date of this Prospectus, Michel J. Feldman, a partner of D'Ancona & Pflaum and a director and Secretary of the Company, beneficially owned 26,000 shares (including 1,000 shares beneficially owned by Mr. Feldman's spouse) of the Company's Common Stock. In addition, other members of D'Ancona & Pflaum own additional shares of the Company's Common Stock, which ownership is not material in the aggregate.

EXPERTS

     The consolidated financial statements of Watson Pharmaceuticals, Inc. as of December 31, 1997, and 1996 and for each of the three years in the period ended December 31, 1997 incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Oclassen Pharmaceuticals, Inc. as of and for the years ended December 31, 1995 and 1996 and incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the Securities, other than underwriting discounts and commissions. All the amounts shown are estimates, except the registration fee.


Registration fee............................................  $ 88,500
Fees and expenses of accountants............................    60,000
Fees and expenses of legal counsel..........................   125,000
Fees and expenses of trustee and counsel....................     8,000
Fees of rating agencies.....................................   225,000
Printing expenses...........................................    50,000
Blue Sky fee and expenses (including counsel)...............     5,000
Miscellaneous...............................................    38,500
                                                              --------
          Total.............................................  $600,000
                                                              ========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 78.751 of the Nevada Revised Statutes authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The Registrant has provided for indemnification to the fullest extent permitted by the provisions of the Nevada statute in its Articles of Incorporation and Bylaws.

     The Registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Registrant against losses up to $15,000,000 in the aggregate (subject to a $250,000 retention per loss) arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the Registrant for amounts which lawfully indemnify the Registrant, or as required or permitted by law to indemnify its directors and officers.

ITEM 16.  EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:


NUMBER                                   EXHIBITS
------                                   --------
  1.1*    --   Form of Underwriting Agreement (Debt Securities)
  1.2*    --   Form of Underwriting Agreement (Common Stock)
  1.3*    --   Form of Underwriting Agreement (Preferred Stock)
  4.1**   --   Form of Indenture for Senior Debt Securities
  4.2+    --   Form of Indenture for Subordinated Debt Securities
  4.3*    --   Form of Debt Securities
  5.1**   --   Opinion of D'Ancona & Pflaum
  5.2**   --   Opinion of Kummer Kaempfer Bonner and Renshaw
 12.1***  --   Computation of ratio of earnings to fixed charges
 23.1**   --   Consent of D'Ancona & Pflaum (included in Exhibit 5.1)
 23.2**   --   Consent of Kummer Kaempfer Bonner & Renshaw (included in
               Exhibit 5.2)
 23.3***  --   Consent of Price Waterhouse LLP
 23.4***  --   Consent of Deloitte & Touche LLP
 23.5***  --   Consent of Arthur Andersen LLP
 24.1***  --   Powers of Attorney (previously filed)
 25.1**   --   Statements of Eligibility of Trustee with respect to Senior
               Debt Indenture
 25.2+    --   Statement of Eligibility of Trustee with respect to
               Subordinated Debt Indenture
 27.1***  --   Restated Financial Data Schedule (EDGAR version only)
 27.2***  --   Restated Financial Data Schedule (EDGAR version only)


---------------
  * The Company will file any underwriting agreement relating to Debt Securities, Preferred Stock or Common Stock that it may enter into and any form of Debt Securities not previously so filed, as an exhibit to a Current Report on Form 8-K.


 ** Filed herewith.



*** Previously filed.



  + To be filed by amendment.


ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California on April 30, 1998.


                                          WATSON PHARMACEUTICALS, INC.

                                          By:        /s/ ALLEN CHAO
                                             -----------------------------------
                                                     Allen Chao, Ph.D.
                                             Chairman, Chief Executive Officer
                                                        and President
                                               (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed on April 30, 1998 by the following persons in the capacities indicated:


                   SIGNATURES                                             TITLE
                   ----------                                             -----

                 /s/ ALLEN CHAO                     Chairman, Chief Executive Officer and President
------------------------------------------------    (Principal Executive Officer)
               Allen Chao, Ph.D.

                       *                            Secretary and Director
------------------------------------------------
               Michel J. Feldman

                       *                            Director
------------------------------------------------
                 Michael Fedida

                       *                            Director
------------------------------------------------
                Albert F. Hummel

                       *                            Director
------------------------------------------------
              Alec D. Keith, Ph.D.

                       *                            Director
------------------------------------------------
              Melvin Sharoky, M.D.

                       *                            Director
------------------------------------------------
                Ronald R. Taylor

                       *                            Director
------------------------------------------------
                Andrew L. Turner

                       *                            Vice President -- Finance (Principal Accounting
------------------------------------------------    Officer and Principal Financial Officer)
                   Chato Abad


*By:      /s/ ALLEN CHAO
     ----------------------------
          Allen Chao, Ph.D.
          Attorney in Fact

                          WATSON PHARMACEUTICALS, INC.

                               INDEX TO EXHIBITS

                                    FORM S-3


NUMBER                                   EXHIBITS
------                                   --------
  1.1*     --  Form of Underwriting Agreement (Debt Securities)
  1.2*     --  Form of Underwriting Agreement (Common Stock)
  1.3*     --  Form of Underwriting Agreement (Preferred Stock)
  4.1**    --  Form of Indenture for Senior Debt Securities
  4.2+     --  Form of Indenture for Subordinated Debt Securities
  4.3*     --  Form of Debt Securities
  5.1**    --  Opinion of D'Ancona & Pflaum
  5.2**    --  Opinion of Kummer Kaempfer Bonner and Renshaw
 12.1***   --  Computation of ratio of earnings to fixed charges
 23.1**    --  Consent of D'Ancona & Pflaum (included in Exhibit 5.1)
 23.2**    --  Consent of Kummer Kaempfer Bonner & Renshaw (included in
               Exhibit 5.2)
 23.3***   --  Consent of Price Waterhouse LLP
 23.4***   --  Consent of Deloitte & Touche LLP
 23.5***   --  Consent of Arthur Andersen LLP
 24.1***   --  Powers of Attorney (previously filed)
 25.1**    --  Statements of Eligibility of Trustee with respect to Senior
               Debt Indenture
 25.2+     --  Statement of Eligibility of Trustee with respect to
               Subordinated Debt Indenture
 27.1***   --  Restated Financial Data Schedule (EDGAR version only)
 27.2***   --  Restated Financial Data Schedule (EDGAR version only)


---------------
  * The Company will file any underwriting agreement relating to Debt Securities, Preferred Stock or Common Stock that it may enter into and any form of Debt Securities not previously so filed, as an exhibit to a Current Report on Form 8-K.


 ** Filed herewith.



*** Previously filed.



  + To be filed by amendment.